UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: May 8, 2009

(Date of earliest event reported)

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

13737 Noel Road

Dallas, Texas 75240

(Address of principal executive offices, including zip code)

(469) 893-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Tenet Healthcare Corporation (the “Registrant”) recently issued $14,469,000 aggregate principal amount of new 9.0% Senior Secured Notes due 2015 (the “6-Year Notes”) and $14,469,000 aggregate principal amount of new 10.0% Senior Secured Notes due 2018 (the “9-Year Notes” and, together with the 6-Year Notes, the “New Notes”) in exchange for:

•	$3,101,000 aggregate principal amount of its outstanding 6.375% Senior Notes due 2011;
•	$25,838,000 aggregate principal amount of its outstanding 6.50% Senior Notes due 2012; and
•	$6,398,083 in cash, which represented the difference in the fair value of the tendered notes as compared to the New Notes and compensation to the Registrant for increased interest expense.

The New Notes are of the same respective series, and have the same terms and conditions, as the 9.0% Senior Secured Notes due 2015 and 10.0% Senior Secured Notes due 2018 issued on March 3, 2009 by the Registrant pursuant to an exchange offer only to eligible holders through a private placement (the “Exchange Offer”). The New Notes were exchanged by eligible holders, who did not properly tender their outstanding notes in the Exchange Offer, through a private placement and have not been registered under the Securities Act of 1933, as amended, or any state securities laws.

The New Notes are guaranteed by and secured by a pledge of the capital stock and other ownership interests of certain of the Registrant’s subsidiaries. For a description of additional material terms and conditions of the New Notes and copies of the agreements setting forth those terms and conditions, we refer you to the Registrant’s Current Report on Form 8-K dated March 3, 2009, which was filed with the Securities and Exchange Commission on March 5, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

By:	/s/ Biggs C. Porter
Biggs C. Porter Chief Financial Officer

Date: May 14, 2009

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